Exhibit 99.1
Post Announces Pricing of $775 million of Senior Notes
St. Louis, MO. — (January 27, 2012) — Post Holdings, Inc. (NYSE: POST), the company that will become public from the planned spinoff of at least 80 percent of its common stock by Ralcorp Holdings, Inc. (“Ralcorp”), today announced the pricing of its offering of $775 million aggregate principal amount of 7.375 percent senior notes due 2022 at par. The offering is expected to close on February 3, 2012 subject to completion of the distribution, which is subject to certain conditions, as previously announced.
The notes are being offered for sale by certain selling securityholders to qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in compliance with Regulation S under the Securities Act. The notes are expected to be initially issued to Ralcorp and subsequently exchanged by Ralcorp for outstanding indebtedness of Ralcorp held by the selling securityholders. Post will not receive any cash proceeds from the sale of the notes by the selling securityholders.
The notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the proposed separation and related financing transactions and other financial, operational and legal risks and uncertainties detailed from time to time in Post’s cautionary statements contained in its filings with the Securities and Exchange Commission and that Post identified under the captions “Risk Factors” and “Forward-Looking Statements” in its preliminary information statement dated January 25, 2012 filed as exhibit 99.1 to Amendment No. 4 to Post’s Form 10 Registration Statement. Post disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release. There can be no assurance that the proposed transactions will be completed as anticipated or at all.

About Post Holdings, Inc.
Post is a leading manufacturer, marketer and distributor of branded ready-to-eat cereals in the United States and Canada. Post’s products are manufactured through a flexible production platform consisting of four owned primary facilities and sold through a variety of channels such as grocery stores, mass merchandisers, club stores, and drug stores. Post has leveraged the strength of its brands, category expertise, and over a century of institutional knowledge to create a diverse portfolio of cereals that enhance the lives of consumers, bringing quality foods to the breakfast table since the company’s founding in 1897. Post’s portfolio of brands includes diverse offerings such as Honey Bunches of Oats®, Pebbles®, Post Selects®, Great Grains®, Spoon Size® Shredded Wheat, Post® Raisin Bran, Grape-Nuts®, and Honeycomb®. Post’s common stock has been approved for listing on the New York Stock Exchange under the symbol “POST” subject to completion of the spinoff. For more information about Post, please visit www.postfoods.com.
Contact:
Robert Vitale
Chief Financial Officer (Post)
(314) 644-7601
Joele Frank / Eric Brielmann / James Golden
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449